Exhibit 16.1

April 16, 2025

Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Asure Software, Inc. under Item 4.01 of its Form 8-K dated April 16, 2025. We agree with the statements concerning our Firm in such Form 8- K; we are not in a position to agree or disagree with other statements of Asure Software, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP
Marcum LLP

Marcum LLP / 777 S. Figueroa Street / Suite 2900 / Los Angeles, CA 90017 / Phone 310.432.7400 / marcumllp.com